Exhibit 10.1

ASSISTANCE AGREEMENT

          THIS ASSISTANCE AGREEMENT (this “Agreement”) is made and entered into as of the 8th day of June, 2011, by and between TransNet Corporation, a Delaware corporation having its office at 45 Columbia Road, Somerville, New Jersey 08876 (“TransNet”), Delta Computec LLC (“DCi”) and TransTec, LLC (“TransTec”), each a Delaware limited liability company and each having its office at 140 Littleton Road, Parsippany, New Jersey 07054.

BACKGROUND

          WHEREAS, TransNet has agreed to assist TransTec and delegate to TransTec, and TransTec has agreed to assume the operation and control of certain assets which have been used and useful to TransNet, as more fully described in Exhibit A attached hereto;

          WHEREAS, as consideration for TransNet’s assistance in transitioning certain of its employees as listed on Exhibit A, operating equipment and assets to TransTec, TransTec has agreed to hire such listed, former employees of the Cisco and E-Rated business lines of TransNet associated with hardware and related services business (“Cebu”) to operate a division of TransTec, and TransTec shall pay to TransNet fifty percent (50%) of its net profit of the Cebu business for a period equal to Three (3) years from the date hereof (“Assistance Payments”) as set forth below;

          WHEREAS, after a review of the terms of this Agreement and the assets transferred hereunder, the Board of Directors of TransNet has determined, according to Delaware law, that the transactions referenced herein have been duly authorized and that no shareholder approval is required;

          WHEREAS, TransNet acknowledges that as of the effective date hereof, TransNet shall have no rights or claims to the Cebu business assigned hereunder other than to payment by TransTec as set forth herein and that those individuals who are to be offered employment by TransTec are free to obtain such employment and to solicit Cebu business on behalf of TransTec; and

AGREEMENT

          NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, TransNet, TransTec and DCi hereby agree as follows:

          1. Recitals Incorporated. The Background and recitals are incorporated into this Agreement and are true and correct.

          2. Assignment of Operating Assets Other Than Leased Assets. TransNet hereby irrevocably transfers, delivers and sets over to TransTec all of its right, title and interest in and to any asset used or useful in the operation of TransNet’s business operations related to the Cebu business lines which assets have not been specifically leased to TransTec under the Lease.

          3. No Assumption of Liabilities. TransTec shall not undertake, assume or agree to perform, pay or discharge any liabilities of TransNet and TransNet shall not undertake, assume or agree to perform, pay or discharge any liabilities of TransTec.

          4. Covenants of the Parties.

                    (a) Assistance Payments. TransTec shall calculate the net profits related to the Cebu business starting from the calendar quarter beginning July 1, 2011 and shall make its first payment to TransNet within forty-five (45) days of the quarter ending September 30, 2011. Each calendar quarter thereafter, TransTec shall make quarterly payments within forty-five (45) days of the end of each quarter and thereafter.

                    (b) Mutual Cooperation. TransTec has arranged what it considers to be the necessary financing required to operate the Cebu business in anticipation of TransNet cooperating and assisting TransTec in the assumption of the Cebu business. Each party covenants that it will use its best efforts, post closing, to assist the other in the transitioning of current TransNet customers to the respective business lines that will be operated by each party. TransNet has agreed to use its best efforts to assist TransTec in the transfer of all Cebu clients to TransTec and to assist TransTec in obtaining those necessary certifications for servicing of the Cebu business opportunities.

                    (c) Noncompetition and Nonsolicitation Covenants.

(i)	TransTec shall not solicit any of TransNet’s consulting or staffing business accounts listed on Exhibit B hereto.

(ii)

TransNet shall not engage in the sale of any computer, hardware or related equipment and services associated with the Cebu line of business from any third parties in the tri-state region for a period of five (5) years from the date hereof unless such business is directed to and sold through TransTec.

          5. Further Action. TransNet and TransTec agree that they shall execute and deliver or cause to be executed and delivered from time-to-time any instruments, documents, agreements, and assurances and take such other action as any other Party may reasonably require to more effectively vest in TransTec, its successors and assigns, any right, title and interest of TransNet that TransTec deems appropriate and necessary for TransTec to fulfill and service the Cebu business as aforesaid. The parties further agree to use their best efforts to direct future prospects and business opportunities to each other to the extent compatible with each party’s retained lines of business.

          6. Further Assurances. TransNet hereby appoints TransTec, and its successors and assigns, the true and lawful attorney of TransNet, in the name of TransTec or in the name of TransNet, but for the benefit and at the expense of TransTec, to demand and receive any and all interests and assets hereby assigned, to give releases and acquittances for or in respect of the same or any part thereof, to endorse, collect and deposit any checks, drafts or other instruments payable to TransNet which constitute accounts receivable or related to payments for goods and/or services provided by TransTec in connection with the Cebu business; to institute and prosecute, in the name of TransNet or otherwise, any and all proceedings at law, in equity or otherwise, which TransTec, or its successors and assigns, may deem necessary or advisable to collect, assert or enforce any claim, right, title, debt or account and to defend and compromise any and all actions, suits or proceedings in respect of any of the interests and assets that TransTec, or its successors or assigns, shall deem necessary or advisable. TransNet hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable. TransNet shall upon the request of TransTec, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, including signing over any checks, payments or credits erroneously delivered to TransNet for Cebu business performed by TransTec, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of TransTec any and all of the interests and assets hereby transferred to TransTec. TransNet shall execute and deliver such other documents, certificates, agreements and other writings, including but not limited to assignments, bills of sale, endorsements, and other documents, and to take such other actions as may be necessary or desirable to consummate or implement the transactions contemplated by this Agreement; provided, however, that nothing in this Section shall require TransNet to make any payments in order to obtain any consents, approvals or novations necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement.

          7. [This Section Has Been Intentionally Deleted]

          8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective representatives, successors and assigns.

          9. Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal Laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New Jersey.

          10. Counterparts. This Agreement may be executed in two or more counterparts and via facsimile, pdf or electronic delivery, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

          11. Indemnification. TransNet shall indemnify and hold TransTec and DCi harmless against any costs, claims, damages or expenses (including reasonable attorneys fees and court costs) incurred by TransTec or DCi in the event TransNet’s representation is incorrect that no shareholder approval was required for the transfer by TransNet to TransTec of TransNet’s assets.

          IN WITNESS WHEREOF, the Parties hereto have signed this Assistance Agreement on the date set forth above.

TRANSNET CORPORATION

By:	/s/ Steven J. Wilk

Name: Steven J. Wilk
Title: President and CEO

DELTA COMPUTEC LLC

By:	/s/ John Devito

Name: John Devito
Title: President and CEO

TRANSTEC, LLC

By:	/s/ John Devito

Name: John Devito
Title: CEO

Exhibit A

1. All rights to use and operate all office equipment, desks, computers and IP necessary for the operation of the Cebu business during the period that TransTec occupies the premises at 45 Columbia Road.

2. Transfer of any books and records of TransNet related to the Cebu business that TransTec may reasonably request.

3. Transfer to TransTec of any authorization to do business with the State of New Jersey municipalities capable of being transferred, if any.

Exhibit B

TransNet’s Retained Consulting and Staffing Customers

[Signature page follows]

TransNet Corporation Staffing Accounts – June 7, 2011

L’Oreal-USA
UMDNJ
ExxonMobil
Infineum
Milltstein Properties
Merck & Company
Lifecell
Aurobondo
Wynhamer
Veeco
Bed Bath Beyond
Vanguard
Amneal Pharmaceuticals
Oticon
Takara Belmont
MX Solar
Novel Labs
Gavis Pharmaceuticals
Budd Van Lines
Birdsall Engineering
Envision
Institute of Advance Studies
GFK / NOP World
InVentiv Health
NJIT (Mix)
Alfred Dunner (Mix)
Halycon
Fedcap
Saint Peters Hospital(Mix)
Eight O’Clock Coffee(Mix)
Lummus
Reval Permadur
Atlantic Coast Media Group
Medco
Catalent Pharmaceutical
Petro Solar
Princeton Regional Schools
New York Life